Exhibit 99.1

Analog Devices Reports Third Quarter Fiscal Year 2015 Results

Revenue increases to a record $863 million, non-GAAP diluted earnings per share increases to $0.77

NORWOOD, Mass.--(BUSINESS WIRE)--August 18, 2015--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its third quarter of fiscal year 2015, which ended August 1, 2015.

“We had a very strong third quarter, with revenue growing to a record $863 million and earnings at the very high end of expectations,” said Vincent Roche, President and CEO. “Once again this quarter, our focus on sustainable innovation that bridges the physical and digital worlds across diverse applications and markets, coupled with strong execution throughout the Company, delivered solid growth and profits.”

“Looking ahead, stable order rates and a positive book to bill ratio lead us to plan for sequential growth in the fourth quarter, and for revenue to be in the range of $880 million to $940 million.”

ADI also announced that the Board of Directors has declared a cash dividend of $0.40 per outstanding share of common stock. The dividend will be paid on September 9, 2015 to all shareholders of record at the close of business on August 28, 2015.

For additional information please visit investor.analog.com.

Results for the Third Quarter of Fiscal Year 2015

  Revenue totaled $863 million, up 5% sequentially, and up 19% year-over-year
  GAAP gross margin of 65.9% of revenue; Non-GAAP gross margin of 66.1% of revenue
  GAAP operating margin of 30.7% of revenue; Non-GAAP operating margin of 34.2% of revenue
  GAAP diluted EPS of $0.68; Non-GAAP diluted EPS of $0.77

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the third quarter of fiscal year 2015, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market is provided on Schedule D. A more complete table covering prior periods is available at investor.analog.com.

Outlook for the Fourth Quarter of Fiscal Year 2015

The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenue	$880 to $940 million	-	$880 to $940 million
Gross Margin	approx. 65.5%	$1.4 million (1)	approx. 65.5%
Operating Expenses	up 70% to 72%	$238.7 million (2)	up 1% to 3%
Interest & Other Expense	$5.0 million	-	$5.0 million
Tax Rate	approx. 57% to 82%	-	approx. 15%
Earnings per Share	$0.03 to $0.11	$0.76 (3)	$0.79 to $0.87
  Reflects estimated adjustments for amortization of purchased intangible assets and depreciation of step up value on purchased fixed assets.
  Reflects estimated charge of approximately $220 million associated with the conversion of the Company’s Irish defined benefits pension plan as more fully described in the Form 8-K filed by the Company today, $18.5 million for amortization of purchased intangible assets, and $0.2 million of depreciation of step up value on purchased fixed assets.
  Represents estimated impact of expenses associated with the non-GAAP adjustments on a per share basis.

Conference Call Scheduled for 5:00 pm ET

ADI will host a conference call to discuss the third quarter results and short-term outlook today, beginning at 5:00 pm ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 61306923, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule E of this press release provides the reconciliation of the Company’s historical non-GAAP measures to its GAAP measures.

Management uses non-GAAP measures to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also believes that the presentation of these non-GAAP items is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business.

The following item is excluded from our non-GAAP revenue:

Hittite Operations: The results of operation of Hittite from July 22, 2014 through August 2, 2014 have been excluded from our non-GAAP measures because they are not reflective of ongoing operating results.

The following items are excluded from our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Hittite Operations: The results of operation of Hittite from July 22, 2014 through August 2, 2014 have been excluded from our non-GAAP measures because they are not reflective of ongoing operating results.

Acquisition-Related Expenses: Expenses incurred in the second and third quarters of fiscal 2015 and the third quarter of fiscal 2014 as a result of the Hittite acquisition primarily include: severance payments, expense associated with the fair value adjustments to inventory and property, plant and equipment; and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Transaction Costs: Costs incurred as a result of the Hittite acquisition in the second and third quarters of fiscal 2015 and the third quarter of fiscal 2014 include professional fees and settlement costs directly related to the Hittite acquisition. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP other expense and non-GAAP diluted earnings per share:

Acquisition-Related Debt Costs: The Company incurred debt financing costs and interest expense during the third quarter of fiscal 2014 on its 90-day term loan facility used to finance the Hittite acquisition. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

The following item is excluded from our non-GAAP diluted earnings per share:

Tax-Related Items: In the third quarter of fiscal 2015, the Company recorded $0.7 million of tax adjustments associated with the Hittite acquisition-related expenses and transaction costs. In the second quarter of fiscal 2015, the Company recorded $1.5 million of tax adjustments associated with the Hittite acquisition-related expenses and transaction costs. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

Analog Devices believes that these non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices

Analog Devices designs and manufactures semiconductor products and solutions. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure and connect. Visit http://www.analog.com

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, our ability to successfully integrate acquired businesses and technologies, the successful completion of the conversion of the benefits provided under our Irish defined benefits plan to benefits provided under our Irish defined contribution plan, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, Third Quarter, Fiscal 2015

Schedule A
Revenue and Earnings Summary (Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended
	3Q 15	2Q 15	3Q 14

	Aug. 1, 2015	May 2, 2015	Aug. 2, 2014
Revenue	$863,365	$821,019	$727,752
Year-to-year change	19%	18%	8%
Quarter-to-quarter change	5%	6%	5%
Cost of sales (1)	294,328	276,197	251,462
Gross margin	569,037	544,822	476,290
Gross margin percentage	65.9%	66.4%	65.4%
Year-to-year change (basis points)	50	30	90
Quarter-to-quarter change (basis points)	-50	120	-70
Operating expenses:
R&D (1)	160,784	154,233	140,095
Selling, marketing and G&A (1)	120,030	117,371	132,989
Amortization of intangibles	22,954	24,210	660
Total operating expenses	303,768	295,814	273,744
Total operating expenses percentage	35.2%	36.0%	37.6%
Year-to-year change (basis points)	-240	170	400
Quarter-to-quarter change (basis points)	-80	-230	330
Operating income	265,269	249,008	202,546
Operating income percentage	30.7%	30.3%	27.8%
Year-to-year change (basis points)	290	-140	-310
Quarter-to-quarter change (basis points)	40	340	-390
Other expense	5,791	3,819	5,158
Income before income tax	259,478	245,189	197,388
Provision for income taxes	43,000	39,851	16,782
Tax rate percentage	16.6%	16.3%	8.5%
Net income	$216,478	$205,338	$180,606

Shares used for EPS - basic	313,877	312,660	314,190
Shares used for EPS - diluted	318,187	317,047	318,876

Earnings per share - basic	$0.69	$0.66	$0.57
Earnings per share - diluted	$0.68	$0.65	$0.57

Dividends paid per share	$0.40	$0.40	$0.37

(1) Includes stock-based compensation expense as follows:
Cost of sales	$2,196	$2,207	$1,724
R&D	$6,839	$6,416	$5,415
Selling, marketing and G&A	$7,329	$7,478	$6,331

Analog Devices, Third Quarter, Fiscal 2015

Schedule B
Selected Balance Sheet Information (Unaudited)
(In thousands)

	3Q 15	2Q 15	3Q 14
	Aug. 1, 2015	May 2, 2015	Aug. 2, 2014
Cash & short-term investments	$3,099,961	$3,074,778	$4,932,259
Accounts receivable, net	451,511	408,510	394,762
Inventories (1)	424,475	394,494	415,098
Other current assets	173,945	167,979	181,765
Total current assets	4,149,892	4,045,761	5,923,884
PP&E, net	631,269	629,665	609,937
Investments	40,324	39,687	32,022
Goodwill	1,640,381	1,643,614	1,631,890
Intangible assets, net	601,882	621,277	695,832
Other	70,953	68,471	79,900
Total assets	$7,134,701	$7,048,475	$8,973,465

Deferred income on shipments to distributors, net	$307,265	$295,428	$285,832
Other current liabilities	375,753	398,127	341,296
Long-term debt, current	374,752	374,664	1,995,398
Long-term debt, non-current	498,448	498,399	872,652
Non-current liabilities	513,322	517,649	471,090
Shareholders' equity	5,065,161	4,964,208	5,007,197
Total liabilities & equity	$7,134,701	$7,048,475	$8,973,465

(1) Includes $2,935, $3,066, and $2,094 related to stock-based compensation in 3Q15, 2Q15, and 3Q14, respectively.

Analog Devices, Third Quarter, Fiscal 2015

Schedule C
Cash Flow Statement (Unaudited)
(In thousands)

	Three Months Ended
	3Q 15	2Q 15	3Q 14
	Aug. 1, 2015	May 2, 2015	Aug. 2, 2014
Cash flows from operating activities:
Net Income	$216,478	$205,338	$180,606
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	33,650	32,036	28,353
Amortization of intangibles	23,898	25,154	1,610
Stock-based compensation expense	16,364	16,101	13,470
Other non-cash activity	3,827	1,832	1,006
Excess tax benefit - stock options	(6,373)	(11,142)	(9,322)
Deferred income taxes	(17,168)	(6,481)	(6,380)
Changes in operating assets and liabilities	(73,537)	81,193	4,099
Total adjustments	(19,339)	138,693	32,836
Net cash provided by operating activities	197,139	344,031	213,442
Percent of total revenue	22.8%	41.9%	29.3%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(1,403,600)	(1,661,176)	(1,028,781)
Maturities of short-term available-for-sale investments	1,083,474	1,154,412	1,815,862
Sales of short-term available-for-sale investments	215,998	291,900	1,298,044
Additions to property, plant and equipment	(35,164)	(49,229)	(42,315)
Payments for acquisitions, net of cash acquired	(6,947)	-	(1,943,704)
Change in other assets	(1,180)	(4,468)	(340)
Net cash (used for) provided by investing activities	(147,419)	(268,561)	98,766

Cash flows from financing activities:
Proceeds from debt	-	-	1,995,398
Dividend payments to shareholders	(125,511)	(124,882)	(116,098)
Repurchase of common stock	(31,340)	(24,275)	(57,394)
Proceeds from employee stock plans	19,988	52,090	36,045
Excess tax benefit - stock options	6,373	11,142	9,322
Contingent consideration payment	(1,767)	-	(1,803)
Change in other financing activities	4,327	(3,563)	5,406
Net cash (used for) provided by financing activities	(127,930)	(89,488)	1,870,876
Effect of exchange rate changes on cash	(509)	32	(433)

Net (decrease) increase in cash and cash equivalents	(78,719)	(13,986)	2,182,651
Cash and cash equivalents at beginning of period	636,216	650,202	402,790
Cash and cash equivalents at end of period	$557,497	$636,216	$2,585,441

Analog Devices, Third Quarter, Fiscal 2015

Schedule D
Revenue Trends by End Market (Unaudited)
The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market. The results below are inclusive of the Hittite acquisition from the acquisition date, July 22, 2014.

	Three Months Ended
	Aug 1, 2015				May 2, 2015	Aug. 2, 2014
	Revenue	% *	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$384,187	44%	-2%	10%	$390,082	$350,683
Automotive	130,109	15%	-7%	0%	139,725	130,269
Consumer	206,778	24%	89%	155%	109,243	80,948
Communications	142,291	16%	-22%	-14%	181,969	165,852
Total Revenue	$863,365	100%	5%	19%	$821,019	$727,752

* The sum of the individual percentages does not equal the total due to rounding.

Analog Devices, Third Quarter, Fiscal 2015

Schedule E
Reconciliation from GAAP to Non-GAAP Data (In thousands, except per-share amounts) (Unaudited)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	3Q 15	2Q 15	3Q 14
	Aug. 1, 2015	May 2, 2015	Aug. 2, 2014

GAAP Revenue	$863,365	$821,019	$727,752
Q/Q Revenue growth %	5%	6%	5%
Hittite Operations	-	-	(5,392)
Non-GAAP Revenue	$863,365	$821,019	$722,360
Q/Q Revenue growth %	5%	6%	4%

GAAP Gross Margin	$569,037	$544,822	$476,290
Gross Margin Percentage	65.9%	66.4%	65.4%
Hittite Operations	-	-	(3,015)
Acquisition-Related Expenses	1,307	1,520	6,837
Non-GAAP Gross Margin	$570,344	$546,342	$480,112
Gross Margin Percentage	66.1%	66.5%	66.5%

GAAP Operating Expenses	$303,768	$295,814	$273,744
Percent of Revenue	35.2%	36.0%	37.6%
Hittite Operations	-	-	(2,033)
Acquisition-Related Expenses	(23,490)	(24,435)	(5,284)
Acquisition-Related Transaction Costs	(5,139)	(1,820)	(21,123)
Non-GAAP Operating Expenses	$275,139	$269,559	$245,304
Percent of Revenue	31.9%	32.8%	34.0%

GAAP Operating Income/Margin	$265,269	$249,008	$202,546
Percent of Revenue	30.7%	30.3%	27.8%
Hittite Operations	-	-	(982)
Acquisition-Related Expenses	24,797	25,955	12,121
Acquisition-Related Transaction Costs	5,139	1,820	21,123
Non-GAAP Operating Income/Margin	$295,205	$276,783	$234,808
Percent of Revenue	34.2%	33.7%	32.5%

GAAP Other Expense	$5,791	$3,819	$5,158
Percent of Revenue	0.7%	0.5%	0.7%
Acquisition-Related Debt Costs	-	-	(1,513)
Non-GAAP Other Expense	$5,791	$3,819	$3,645
Percent of Revenue	0.7%	0.5%	0.5%

GAAP Diluted EPS	$0.68	$0.65	$0.57
Hittite Operations	-	-	-
Acquisition-Related Expenses	0.08	0.08	0.02
Acquisition-Related Transaction Costs	0.02	0.01	0.04
Acquisition-Related Debt Costs	-	-	-
Acquisition-Related Tax Impact	(0.00)	(0.01)	-
Non-GAAP Diluted EPS (1)	$0.77	$0.73	$0.63

(1) The sum of the individual per share amounts may not equal the total due to rounding

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282 (phone)
Director of Investor Relations
781-461-3491 (fax)
investor.relations@analog.com